Exhibit 8.1

250 WEST 55TH STREET NEW YORK NEW YORK 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM
morrison & foerster llp

austin, beijing, berlin, boston, brussels, denver, hong kong, london, los angeles, miami, new york, palo alto, san diego,
san francisco, shanghai, singapore, tokyo, washington, d.c.

September 2, 2022

Unity Software Inc.
30 3rd Street
San Francisco, California 94103

Re: U.S. Federal Income Tax Consequences of the Merger

To Whom It May Concern:

We have acted as special United States tax counsel to Unity Software Inc., a Delaware corporation (“Unity”), in connection with its Registration Statement on Form S-4 initially filed with the Securities and Exchange Commission on July 29, 2022 (Registration No. 333-266418) (the “Registration Statement”), including the proxy statement/prospectus forming a part thereof (the “Proxy Statement/Prospectus”) and the Agreement and Plan of Merger, dated as of July 13, 2022, by and among Unity, Ursa Aroma Merger Subsidiary Ltd., a company organized under the laws of the State of Israel and a direct wholly owned subsidiary of Unity (“Merger Sub”) and ironSource Ltd., a company organized under the laws of the State of Israel (“ironSource”) (such Agreement, the “Merger Agreement”) pursuant to which Merger Sub will merge with and into ironSource, with ironSource surviving (the “Merger”). This opinion is being delivered in connection with the Registration Statement and the Proxy Statement/Prospectus. Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, and warranties contained in (i) the Merger Agreement (including any Annexes or Schedules thereto), (ii) the Registration Statement and the Proxy Statement/Prospectus, (iii) the respective tax representation letters, including any attachments thereto, of Unity and Merger Sub and of ironSource each dated as of the date hereof and delivered to us for purposes of this opinion (each, a “Tax Representation Letter”) and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

1.
Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by Effective Time) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

September 2, 2022
Page Two

2.
The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statement, and the Proxy Statement/Prospectus, and the Merger will be effective under the laws of the State of Israel;

3.
All factual statements, descriptions, and representations contained in any of the documents referred to herein or otherwise made to us are true, complete, and correct in all respects and will remain true, complete, and correct in all respects up to and including the Effective Time, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions, or representations or which make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect at the Effective Time;

4.
Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the Effective Time, in each case without such qualification;

5.
Unity, Merger Sub and ironSource have complied with and, if applicable, will continue to comply with the covenants contained in the Merger Agreement, the Registration Statement, and the Proxy Statement/Prospectus;

6.
ironSource was not for its taxable year ended December 31, 2021, and will not be for its taxable year ending December 31, 2022 or a short taxable year if the current taxable year ends before December 31, 2022 as a result of any group restructuring following the Merger a “passive foreign investment company” as defined in Section 1297 of the Code;

7.
The post-merger transactions described in the Tax Representation Letter delivered by Unity and Merger Sub will qualify in accordance with their intended tax treatment and Unity’s United States federal tax reporting of such transactions as described in such representation;

8.
The 103K Tax Ruling and/or the 104H Tax Ruling will be received on or prior to the Closing Date, in each case, establishing that no Israeli Tax is required to be deducted or withheld from or in respect of the Merger Consideration; and

September 2, 2022
Page Three

9.
All rulings by any Tax Authority or opinions of other tax advisors or legal counsel obtained by Unity or ironSource in connection with the Merger are accurate as to their underlying assumptions and accurate as to their conclusions.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Merger more likely than not qualifies as a “reorganization” under Section 368(a)(1)(B) of the Code and/or Section 368(a)(2)(E) of the Code. We express no opinion on the potential United States federal income tax consequences of the Merger under the rules governing “passive foreign investment companies.”

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations, and qualifications set forth below.

1.
This opinion represents our best judgment regarding the application of United States federal income tax laws arising under the Code, judicial decisions, administrative regulations, and published rulings and procedures, but does not address all of the United States federal income tax consequences of the Merger. We express no opinion as to United States federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws. In addition, this opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events; and

2.
No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties, and assumptions upon which we have relied are not true and accurate at all relevant times.

September 2, 2022
Page Four

We are furnishing this opinion solely in connection with the filing of the Registration Statement, including the Proxy Statement/Prospectus forming a part thereof, and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP